Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedule of the Vectren Corporation Retirement Savings Plan, appearing in the Annual Report on Form 11-K of Vectren Corporation’s Retirement Savings Plan for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP

Peoria, Illinois
December 18, 2009